EXHIBIT 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

DATE:	October 29, 2004

PARTIES:	PKM Properties, LLC
c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
	Attention: Paul K. Miller	(“Secured Party”)

MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, MN 55077
	Organizational Identification Number: 7J-436	(“Debtor”)

AGREEMENTS:

IN CONSIDERATION of one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Grant of Security Interest and Collateral.  To secure the payment and performance of each and every other debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this Intellectual Property Security Agreement, one or more credit agreements evidencing loans made by Secured Party to Debtor (collectively, the “Loan Agreement”), or any other present or future instrument or agreement or by operation of law, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations are herein collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a security interest (the “Security Interest”) in all of the intellectual property of Debtor (the “Collateral”), including but not limited to the intellectual property described in Exhibit A and the following:

(a)           Patents.  (i) All patents and patent applications on Schedule 1 of Exhibit A hereto, (ii) all reissues, divisions, continuations, renewals, extensions, continuations-in-part thereof, (iii) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including but not limited to under any licenses and any damages for past, present or future infringement thereof, (iv) the right to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (all such items described in this subsection (a) referred to as “Patents”);

(b)           Trademarks.  (i) All tradenames, trademarks, service marks and any registrations thereof and applications therefor listed on Schedule 2 of Exhibit A hereto, (ii) any renewals thereof, (iii) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including but not limited to under any licenses and any damages for past, present or future infringement thereof, (iv) the right to sue for past, present or future infringements thereof, (v) all rights corresponding thereto throughout the world, and (vi) all goodwill of Debtor’s business connected with and symbolized by the foregoing (all such items described in this subsection (b) referred to as “Trademarks”);

(c)           Copyrights.  (i) All copyrights and registrations thereof listed on Schedule 3 of Exhibit A hereto, (ii) any renewals thereof, (iii) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including but not limited to under any licenses and any damages for past, present or future infringement thereof, (iv) the right to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (all such items described in this subsection (c) referred to as “Copyrights”);

(d)           Miscellaneous.  All inventions, discoveries, ideas, technology, know-how, trade secrets, processes, formulas, models, prototypes, jigs, dies, molds or other tooling, drawings and designs, computer software programs, and documents, computer disks, source codes, object codes, lab books or other materials related thereto; and

(e)           Proceeds.  All proceeds of any of the foregoing.

2.             Representations, Warranties and Agreements.  Debtor represents, warrants and agrees that:

(a)           Debtor is a corporation.  Debtor’s chief executive office and only place of business is located at the address specified at the top of this Agreement.

(b)           The Patents, Trademarks and Copyrights listed on Schedules 1, 2 and 3, respectively, constitute all of the patents, trademarks, copyrights and applications therefor now owned by Debtor.  If, before the Obligations shall have been satisfied in full, Debtor shall (i) obtain rights to any new patentable inventions, registrable trademarks, trademark registrations, trade names or registered copyrights, or (ii) become entitled to the benefit of any patent, trademark, copyright or registration thereof, or patent for any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent, then the provisions of Section 1 above shall automatically apply thereto and Debtor shall give to Secured Party prompt written notice thereof.  Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedule 1, 2 and/or 3, as applicable, to include any future patents, patent applications, trademarks, trademark registrations, trademark applications, trade names and copyright registrations which are Patents, Trademarks or Copyrights, as applicable, under Section 1 above.

(c)           Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances.  Debtor will keep all Collateral free and clear of all security interests, liens and encumbrances and will defend the Collateral against all claims or demands of all persons other than Secured Party and the security interests set forth on Exhibit B.

(d)           Until the Obligations shall have been satisfied in full, Debtor will not, without Secured Party’s prior written consent, sell any of the Collateral or enter into any agreement which is inconsistent with Debtor’s obligations or Secured Party’s rights under this Agreement, provided that Debtor may enter into license agreements with respect to the Collateral in the ordinary course of business so long as such agreements are not inconsistent with Secured Party’s rights or Debtor’s obligations under the Loan Agreement or this Agreement.  Debtor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity of the Collateral or enforcement of Secured Party’s rights in the Collateral.

(e)           This Agreement has been duly and validly authorized by all necessary corporate action by Debtor.

(f)            Debtor will use commercially reasonable efforts to prosecute diligently any patent application that is part of the Patents, any trademark application that is part of the Trademarks, and any copyright registration that is part of the Copyrights, pending as of the date hereof or thereafter until the Obligations shall have been paid in full.  Debtor will file and prosecute applications or registrations on unpatented but patentable inventions, on trademarks and on copyrightable works, as recommended by reputable legal counsel.  Debtor will preserve and maintain all rights in patent applications and patents that are part of the Patents, in trademark applications, trademarks, and trademark registrations that are part of the Trademarks, and in copyrightable works and copyright registrations that are part of the Copyrights.  Any expenses incurred in connection with such registrations or applications shall be borne by Debtor.

(g)           Debtor will at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition.

(h)           Debtor will keep accurate and complete records pertaining to the Collateral and pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor’s business and financial condition as Secured Party may from time to time reasonably request.

(i)            Debtor will pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

(j)            Debtor will execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement.

(k)           If Debtor at any time fails to perform or observe any agreement contained in this Section 2, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law; Debtor shall thereupon pay Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to the Obligations.  To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

3.             Royalties; Terms.  Neither the Security Interest granted herein, nor the exercise by Secured Party of any of its rights under this Agreement, shall (a) impose on Secured Party any liability to Debtor for royalties or other similar charges, or (b) be limited geographically.  The term of the Security Interest granted herein shall extend until the earlier of (i) the expiration of each of the respective Patents, Trademarks and Copyrights included within the Collateral, or (ii) the date the Obligations have been paid in full or the Collateral has been retained in satisfaction thereof.

4.             Events of Default.  The occurrence of any Event of Default as defined in the Loan Agreement, shall constitute an Event of Default hereunder.

5.             Remedies upon Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

(a)           declare all Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

(b)           exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease, license or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designed by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least ten (10) calendar days prior to the date of intended disposition or other action; or

(c)           exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property.

6.             Secured Party’s Right to Sue.  From and after the occurrence of any Event of Default and the provision by Secured Party of written notice to Debtor of Secured Party’s intention to enforce its rights and claims against any of the Patents, Trademarks or Copyrights, Secured Party shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, Trademarks and Copyrights, and any licenses thereunder and, if Secured Party shall commence any such suit, Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement and Debtor shall indemnify and shall, upon demand, promptly reimburse Secured Party for all reasonable costs and expenses incurred by Secured Party in the exercise of its rights under this Section 6.

7.             Miscellaneous.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party.  A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.  All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party’s records.  Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof.  Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement.  A carbon, photographic or other reproduction of this Agreement or of any financing statement or other recording document signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement or other recording document.  This Agreement shall be governed by the internal laws of the State of Minnesota.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

THE PARTIES have executed this Intellectual Property Security Agreement as of the day and year first above written.

Debtor:	MEDICAL CV, INC.

	By:	/s/ John H. Jungbauer
	Its:	Vice President, Finance

Secured Party:	PKM PROPERTIES, LLC

	By:	/s/ Paul K. Miller
	Its:	Chief Executive Officer

EXHIBIT A – INTELLECTUAL PROPERTY

Schedule 1 – Patents

5,593,424	1997	Apparatus and Method for Reducing and Stabilizing the Circumference of a Vascular Structure

		Two additional U.S. Patents for related subject matter; U.S. Patent Nos. 5,709,695 and 5,961,539

In addition, the Company has six foreign patents or patent applications corresponding to the ‘424 patent; Issued patents from the European Application registered in Germany (DE), Spain (ES), France (FR), Great Britain (GB) & Italy (IT), and an application pending in Japan (JP), for which the Company recently filed a response.

(US) 09/574,479	2000	Pyrolytic Carbon Coating Apparatus Having Feed Gas Actuator

		Application issued July 22, 2003 as U.S. Patent No. 6,596,084

		• Request for Examination due May 19, 2005

EU 00932640.6 CA 2,374,512		Annuity (maintenance) payments for both of these applications are due on May 19, 2005, and as noted above a request for examination is also due on that date

60/516,242	2003	Epicardial Laser Surgical Wand (provisional application expiring on 10-30-04)

6,296,663	2001	Bileaflet Heart Valve Having Open Channel and Swivel Pivots

		Underlying patent, U.S. Patent No. 6,183,511 and a prior patent for a different Bileaflet Valve, U.S. Patent No. 5,824,062

Patent Applications

1.             U.S. patent application Ser. No.                       filed October 28, 2004 (based on U.S. provisional patent application Ser. No. 60/516,242 filed October 30, 2003).

2.             PCT international patent application Ser. No.                       filed October 28, 2004 (also based on U.S. provisional patent application Ser. No. 60/516,242 filed October 30, 2003).

Schedule 2 – Trademarks

ULTRAPURE	® 76/304,124	September 21, 2004
• Statement of Use needed

Awaiting a Notice of Allowance

OMNICARBON	® 76/304,229	October 22, 2002
(Notice of Allowance)

Registered 12/03/02; U.S. Registration No. 2,657,198

MEDICALCV	® 76/304,121	• Affidavit of Continued Use due 1/7/2009; then good to 1/7/2013
*NEED TO USE ® INSTEAD OF ™*

U.S. Registration No. 2,673,163

INTERFACE	® 76/304,258	Will lapse 12/31/2008
U.S. Registration No. 2,670,175

ATRILAZE	™ 76/549,041	May 11, 2004
(Notice of Allowance)

Statement of Use or a Request for an Extension of Time to file same is due 2/3/05

Schedule 3 – Copyrights

No registered copyrights

EXHIBIT B

PERMITTED LIENS

The security interests evidenced by the following financing statements:

Minnesota Secretary of State

File No.	Debtor	Date	Creditor
20024930253	MedicalCV	8/19/02	Segmed, Inc.
20036276297	MedicalCV	1/17/03	PKM Properties, LLC

The security interest created in favor of Hauser under the May Security Agreement to secure the Hauser Note.